SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549


				   FORM 8-K

				CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

		       Date of Report: December 22, 1995

			  Commission File No. 0-17068


					Excal Enterprises, Inc.
	     (Exact name of registrant as specified in its charter)


		Delaware                                    59-2855398
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

	  100 North Tampa Street, Suite 3575, Tampa, Florida  33602
		   (Address of principal executive offices)

					(813) 224-0228
		Registrant's telephone number, including area code



Item 5.  Other Events.

Imeson Center, Inc., a wholly owned subsidiary of Excal Enterprises, Inc., finalized the extension and modification of its leases with Laney & Duke Terminal Warehouse Company for warehouse space at Imeson Center, Inc. The leases cover 696,122 square feet (100%) of first floor warehouse space and 596,676 square feet (75%) of second floor warehouse space. The leases are for a term of two years ending December 31, 1997, with one three-year option to renew. The leases are "triple net leases" and the aggregate base rent under the leases is $142,953 per month during 1996 and $151,241 per month during 1997. In addition, Laney & Duke has the option to expand into the two unleased sections of second floor warehouse space. In exchange for this option, Laney & Duke is required to pay minimum aggregate base rent of $24,862 during 1996, even if the space is not used.


Item  7(c).  Exhibits.

10(a)   Lease Renewal and Modification Agreements with Laney & Duke Terminal
	  Warehouse Company, Inc., dated effective January 1, 1996.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					   EXCAL ENTERPRISES, INC.

Dated: December 21, 1995                   By: /S/ W. CAREY WEBB
					      W. Carey Webb
					      President and CEO